Exhibit 99.2

SUBSCRIPTION ID# ________________

AMTRUST FINANCIAL SERVICES, INC.

STOCK ORDER FORM
OFFERING TO ELIGIBLE MEMBERS OF MUTUAL INSURERS HOLDING COMPANY
on the terms described in the
Proxy Statement/Prospectus dated [●], 2013.

Another copy of the Proxy Statement/Prospectus may be obtained by calling (312) 627-7799.

WHEN YOU COMPLETE THIS FORM, PLEASE READ THE ENCLOSED INSTRUCTIONS.

This Stock Order Form may only be used by the person named above. To subscribe for shares of AmTrust common stock, this original Stock Order Form and the enclosed IRS Form W-9, both properly completed and signed, must be received with the correct total payment at the address given below by 5:00 p.m. Eastern Time on [●], 2013 (the “Expiration Date”), and your payment must have cleared by 4:00 p.m. Eastern Time on [●], 2013. Late subscriptions or faxes or copies of this page will not be accepted for subscriptions. AmTrust reserves the right to accept or reject improper Stock Order Forms. Your share registration will be in the name and at the address shown above. (For address changes and information on transferring your right to subscribe, please see over.)

SUBSCRIPTION AMOUNT	Write the dollar amount you wish to subscribe in the box at left. Do not enter a number of shares.
$ .00	Your subscription amount must be at least the lesser of (i) the aggregate purchase price of 25 shares in the Offering and (ii) $500. The maximum aggregate amount that any person (including all transferees from that person) may subscribe is $500,000, irrespective of the different capacities in which any such person subscribes. Directors, officers and employees of MIHC and its subsidiaries are subject to certain additional limitations as described in the proxy statement/prospectus.

METHOD OF PAYMENT (CHECK ONE): Your subscription must include payment of an amount totaling the subscription amount written above in one of the following forms (please check one):
☐	Certified or cashier’s check, uncertified check or bank draft drawn upon a U.S. bank and payable to “Sabr Group as Subscription Agent for AmTrust Financial Services, Inc.”
☐	Wire transfer of immediately available funds directly to the Subscription Agent’s account described in the attached Instructions.

Each check, draft or wire transfer must indicate the Subscriber’s name and the Subscription ID# given above. If the method of payment does not include the subscriber’s name and Subscription ID #, the subscription will not be accepted.
Because an uncertified personal check may take too long to clear, you are advised to use a bank check, certified check or wire transfer.

ACKNOWLEDGMENT AND SIGNATURE(S) OF SUBSCRIBER:

I acknowledge receipt of the AmTrust/MIHC proxy statement/prospectus dated [●], 2013, which contains disclosures concerning, among other things, the nature of the securities being offered and the risks involved in the investment, including those described under the heading “Risk Factors.”

I hereby irrevocably subscribe the amount shown above for shares of AmTrust common stock on the terms of the Offering as described in the proxy statement/prospectus.

I certify that this subscription is for the account of the subscriber named above and not for the benefit of any other person and that, if I am signing on behalf of a subscribing entity or otherwise in a fiduciary capacity, I am legally authorized to so sign.

I certify that this subscription is in compliance with the terms of the Offering and all of the information provided in this form is accurate and correct, and I acknowledge that any false information may be cause for disqualification from the Offering.

Signature (with title, if the subscriber is not an individual)	Date

ADDRESS FOR SUBMITTING THIS STOCK ORDER FORM

Delivery other than in the manner described below will not constitute valid delivery.

If by overnight delivery or by first class mail: Sabr Group 126 East 56th Street, 15th Floor New York, NY 10022

TRANSFERRING SUBSCRIPTION RIGHTS:

Your right to subscribe in the Offering may not be sold, transferred or assigned to anyone except for certain categories of persons related to you who are listed below. If you would like to make such a transfer, you must:

(1)	complete this page inserting the transferee’s name and address below and indicating the transferee’s relationship to you by checking the applicable box;

(2)	sign in the space below and have your signature guaranteed by a participant in the Medallion Signature Guarantee program – typically a bank, a credit union, or a member firm of a U.S. stock exchange (e.g., a stock broker firm); and

(3)	return this form – with a copy of the front page containing your unique Subscription ID# – to the Subscription Agent at one of the delivery addresses on the front of this form.

The Subscription Agent will send your transferee a copy of the proxy statement/prospectus and a new Stock Order Form with a unique Subscription ID#, which the transferee will use to subscribe. The transferee’s subscription and payment must be received by the Subscription Agent no later than the Expiration Date, so you should not delay if you wish to make a transfer.

Note: The total amount of your subscription, aggregated with all subscriptions by your permitted transferees, may not exceed $500,000. For more information on subscription and transfer limitations, see the enclosed Instructions.

Note: Only the original offeree (either the FNIC policyholder / former policyholder or a director, officer or employee of MIHC or a subsdiary) may transfer subscription rights. A transferee may not transfer rights that were transferred to him or her.

I hereby certify to AmTrust that I am the FNIC policyholder / former policyholder or director, officer or employee of MIHC or a subsdiary who originally received the proxy statement/prospectus in the Offering, and I am not a transferee. I hereby irrevocably transfer all or a portion of my right to subscribe (subject to the limitations described in the proxy statement/prospectus) to the following transferee, and I certify that the transferee is in the category of permitted transferees indicated below.

☐	Spouse or Child, Individually or as Joint Tenants or Tenants in Common with the FNIC policyholder	Name of Transferee:
☐	Individual or Joint IRA Account or Other Tax-Qualified Retirement Plan for the FNIC policyholder	Address:
☐	Trust or Estate Established for the Benefit of the FNIC policyholder, his/her Spouse and/or his/her Children	City:	State:	Zip:
☐	Member, Partner or Shareholder of the FNIC policyholder, which is a corporation, partnership, LLC or other entity

Signature (with title, if the transferor is not an individual)	Date	Signature of Co-owner, if any (required)

Medallion Signature Guarantee

Failure to complete all parts of this form will prevent the transfer from being effective.

If you wish to transfer rights to more than one permitted transferee, please copy this form and complete and submit it, along with a separate copy of the front page showing your Subscription ID# for each transferee. The transfer form for each transferee must be independently signed and guaranteed.

Address Changes (for the policyholder / subscriber only; do not use this box to indicate transfers).

Please register the shares issuable to me in my name and at the following address rather than the address shown on the mailing label on the front of this form:

New Address:

City:	State:	Zip:

Daytime telephone number:

AMTRUST FINANCIAL SERVICES, INC.

Stock Order Form Instructions

All subscriptions for shares of common stock of AmTrust Financial Services, Inc. are subject to the requirements and limitations of the Plan* of Mutual Insurers Holding Company, as described in the proxy statement/prospectus. Once submitted, subscriptions cannot be modified or revoked without the consent of AmTrust Financial Services, Inc.

None of AmTrust, MIHC, or any of their representatives is giving you any investment advice in connection with this Offering nor making any recommendation as to whether or not you should subscribe or as to AmTrust common stock as an investment. You should consult your own investment and tax advisors if you have questions about any such matters.

SUBSCRIPTION AND PAYMENT

If you wish to subscribe, you must complete, sign and return your original Stock Order Form and the enclosed IRS Form W-9 and submit payment of your subscription amount as follows:

1.           Write the total U.S. dollar amount you wish to invest in the box labeled “SUBSCRIPTION AMOUNT.” Do not enter a number of shares.

•	The minimum amount that you may subscribe is the lesser of (i) the aggregate purchase price of 25 shares in the Offering and (ii) $500.

•	The maximum amount that you and all transferees from you may subscribe is $500,000 in the aggregate, irrespective of the different capacities in which you and such transferees subscribe.

•	Directors, officers and employees of MIHC* and its subsidiaries – who may participate in the Offering* if Eligible Members* do not subscribe for the full offered amount – are subject to additional limitations as described in “The Offering—Limitations on Subscriptions and Purchases of Common Stock” beginning on page [59] of the proxy statement/prospectus.

Please note: If the amount you insert as the “Subscription Amount” does not match the amount of the payment you make by check, draft or wire transfer, you will be treated as having subscribed the lower amount.

Please note: Faxes or copies of the Stock Order Form will not be accepted for subscriptions.

The per share purchase price and number of shares you will receive for your subscription will be determined on the Pricing Date* and will depend in part on the aggregate amount subscribed for by all participants in the Offering and in part on AmTrust’s 10-day VWAP.* See “The Offering—Purchase Price” on page [56] of the proxy statement/prospectus for a detailed description of how the purchase price will be calculated.

2.           Check one box under “METHOD OF PAYMENT” to indicate whether you will pay the subscription amount by either (a) check or bank draft or (b) wire transfer.

•	If you are paying by check or bank draft:

o	it must be made payable to “Sabr Group as Subscription Agent for AmTrust Financial Services, Inc.”,

o	it must include your printed name and the Subscription ID# as shown on your Stock Order Form, and

o	it must be received by the subscription agent in time to clear no later than the Pricing Date.

•	If you are paying by wire transfer, see the instructions below.

Please note: The subscription agent will not accept cash or third party checks. Checks will be deposited upon receipt. Funds subscribed by personal check must be available in your bank account when your Stock Order Form is received. Payment by uncertified personal check will be effective only when the check clears, which could take five or more business days. Therefore, you are advised to send a cashier’s (bank) check, bank draft, certified personal check, or a wire transfer with your subscription, rather than an uncertified personal check.

* Terms marked with an asterisk (*) are used as defined in the proxy statement/prospectus of AmTrust and MIHC, a copy of which was mailed to you with the Stock Order Form and these Instructions.

3.           Sign the Stock Order Form. Your signature must correspond with the name of the registered policyholder (or former registered policyholder) exactly as it appears in the mailing label at the top of the form, without any change whatsoever.

•	If your FNIC* insurance policy is (or was) in joint names, only one person needs to sign the form.

•	If you are signing on behalf of a company that is the subscriber, or otherwise in a fiduciary capacity, your signature certifies that you are legally authorized to so sign.

4.           Complete (including inserting your Social Security Number or (if an entity) Federal Employer Identification Number) and sign the enclosed IRS Form W-9.

5.           Mail the completed, signed Stock Order Form and Form W-9, together with your check or bank draft if using that method of payment, so that they are received (not just postmarked) by 5:00 p.m. Eastern time on the Expiration Date, [•], 2013, to:

If by overnight delivery or first class mail:

Sabr Group 126 East 56th Street, 15th Floor New York, NY 10022

Please note: Delivery of subscriptions other than to one of the addresses above will not constitute valid delivery. The method of delivery of the Stock Order Form and payment of the subscription amount will be at your risk. We recommend that you send the Stock Order Form and/or check or bank draft by overnight courier or by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent before the Expiration Date.

6.           If you are paying by wire transfer, instruct your bank to send the payment as follows:

[●]

Please note: You must insert your name and your Subscription ID#, as they appear on the front of the Stock Order Form, as the “Reference” information when you give the wiring instructions to your bank. If you do not include this information, the subscription agent will not be able to match your payment with your subscription information, and your subscription will not be accepted.

Wire transfer and other bank or transmission fees are your responsibility. If you do not pay them separately, only the net amount, after such payment(s), received by the subscription agent will be considered your subscription amount.

Both your Stock Order Form and your payment must be received by the subscription agent no later than 5:00 p.m. Eastern time on the Expiration Date, [•], 2013, and your payment must have cleared by the Pricing Date, or your subscription will not be valid.

ISSUANCE OF SHARES

Subject to the provisions of the Plan related to oversubscription, limits on subscriptions and AmTrust’s right to reject subscriptions, in whole or in part, the number of shares of AmTrust common stock to be sold to you for your subscription amount will equal the whole number nearest to but not exceeding the quotient of your valid subscription amount divided by the purchase price per share, as determined on the Pricing Date. AmTrust will not issue fractional shares. The subscription agent will refund to you, without interest, any amount of your subscription in excess of the amount used to purchase whole shares.

As described in more detail under “The Offering—Delivery of Common Stock” beginning on page 61 of the proxy statement/prospectus, as soon as practicable after the Offering terminates and after all allocations have been completed, AmTrust’s transfer agent will mail to subscribers a statement of book-entry ownership reflecting ownership of the shares of common stock purchased in the Direct Registration System, or DRS. No physical stock certificates will be issued for shares purchased in the Offering.

TRANSFER TO PERMITTED TRANSFEREE

The right to subscribe in the Offering is non-transferable except for certain transfers as permitted pursuant to Delaware law. An eligible policyholder or former policyholder, or director, officer or employee of MIHC and its subsidiaries, may not transfer his or her ability to subscribe to purchase shares in the Offering except (i) to such person and his or her spouse or children or to a trust or other estate or wealth planning entity established for the benefit of such person, his or her spouse or children, (ii) to such person’s individual joint or individual IRA account, or other tax-qualified retirement plan, (iii) if an entity, to the shareholders, partners or members of such entity, or (iv) to Mutual Insurers Holding Company. See “The Offering—Transfer of Subscription Rights” on page [60] of the proxy statement/prospectus for more information on the limitations on transfers of subscription rights.

Please note: Only the FNIC policyholder / former policyholder or director, officer or employee of MIHC or a subsidiary who is the original recipient of the Stock Order Form may transfer all or part of the subscription rights. A transferee may not make a further transfer of such rights to anyone else.

Please note: A subscription by a transferee from a director, officer or employee of MIHC or a subsidiary is subject to the same limitations as apply to a subscription by his or her transferor. These are described in “The Offering—Limitations on Subscriptions and Purchases of Common Stock” beginning on page [59] of the proxy statement/prospectus.

If you wish to transfer all or part of your subscription rights to any of the permitted transferees listed above, you must send valid transfer instructions to the subscription agent. The subscription agent will then send your transferee a copy of the proxy statement/prospectus and a new Stock Order Form with a unique Subscription ID#, which the transferee would use to subscribe.

To provide transfer instructions to the subscription agent, you must:

1.           Complete the reverse of the Stock Order Form as follows:

(a)	Insert the name and address of the transferee in the spaces provided.

(b)	Check the applicable box to indicate the relationship of the transferee to you. (Your signature on the form will certifiy to AmTrust that the transfer is bona fide in compliance with the above requirements.)

(c)	Sign in the space indicated and indicate your title if you are signing on behalf of an entity that is the FNIC policyholder or former policyholder. If the policy is (or was) jointly owned, the co-owner must also sign in the space indicated. Do not sign unless you are in the presence of a Medallion guarantor as described below.

(d)	You must have your signature guaranteed by a participant in the Medallion Signature Guarantee program – typically a bank, a credit union, or a member firm of a U.S. stock exchange (e.g., a stock broker firm).

2.           You must include either the original or a copy of the front page of the Stock Order Form containing your unique Subscription ID#.

•	You may provide transfer instructions on the reverse of a Stock Order Form that you are using to place your own subscription. Please note that the aggregate amount subscribed by you and all your transferees may not exceed $500,000.

3.           Return the signed transfer form, with the original or a copy of the front page of the Stock Order Form, to the subscription agent at the delivery address on the front of the form or listed above.

4.           If you wish to transfer rights to more than one permitted transferee, you must copy the transfer form and complete and submit it, along with a separate copy of the front page showing your Subscription ID# for each transferee. The transfer form for each transferee must be independently signed and the signature guaranteed.

Please note: The subscription agent will send your transferee a copy of the proxy statement/prospectus and a new Stock Order Form with a unique Subscription ID#, which the transferee would use to subscribe. Since the transferee’s subscription and payment must be received by the subscription agent no later than the Expiration Date, you should not delay if you wish to make a transfer.

AmTrust reserves the right to require documentary proof of valid transfer. AmTrust will decide all questions concerning the timeliness, validity, form and eligibility of the transfer or exercise of subscription rights, and any such determinations by AmTrust will be final and binding. AmTrust will not be required to make uniform determinations in all cases. AmTrust’s interpretations of the terms and conditions of the Offering will be final and binding.

QUESTIONS?

If you have any questions regarding the Stock Order Form, your subscription, or the transfer of your subscription rights that cannot be answered by these instructions, please consult your legal advisor or contact AmTrust’s representatives at MIHCconversioninfo@firstnonprofit.com or (312) 627-7799.